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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Nortek, Inc. held its Annual Meeting of Stockholders on May 10, 2011 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders elected Jeffrey C. Bloomberg, Joseph M. Cianciolo and James B. Hirshorn as Class II directors to serve on the Company's Board of Directors until the Company's 2014 Annual Meeting of Stockholders. The results of the stockholders' votes with respect to the election of such directors were as follows:

	For	Withheld	Abstain
Jeffrey C. Bloomberg	11,141,375	691,598	—
Joseph M. Cianciolo	11,141,375	691,598	—
James B. Hirshorn	11,141,375	691,598	—

The Company's stockholders voted to consider a non-binding advisory vote on the compensation of the Company's named executive officers. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain
Non-binding advisory vote on the compensation of the Company's named executive officers	11,121,859	13,766	697,348

The Company's stockholders voted to consider a non-binding advisory vote on the frequency of future executive compensation advisory votes. The results of the stockholders' votes with respect to this proposal were as follows:

	Three Years	Two Years	One Year
Non-binding advisory vote on the frequency of future executive compensation	7,316,819	—	3,805,176
The Company's stockholders voted to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year 2011. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	12,648,638	—	13,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: May 11, 2011